Exhibit 99.3

FOR INTERNAL USE ONLY

CONFIDENTIAL

Guidance and Talking Points for Avenue Managers

As a key leader at Avenue, you have an integral role at this point. I know you are also dealing with uncertainties, but our associates will look to you for guidance. I ask that you help set a positive, forward-looking tone. Your role right now is crucial to quelling rumors and keeping employees focused on providing excellent service to our clients.

Enclosed you will find an associate Q&A. Below are a few points you may want to emphasize:

•	The combined company’s vision is to be the best financial services firm and the best place to work in Tennessee.

•	We will be part of the second-largest bank headquartered in the state. We expect to have a combined $10 billion in assets when we close the merger.

•	Our banks have much in common: a focus on being a great place to work, a commitment to people, a culture driven by excellence and a reputation for strong, comprehensive client relationships.

•	Our clients will benefit from the expanded delivery system (44 offices) and access to new services, including insurance, brokerage, investment advisory and financial planning.

•	Since Pinnacle and Avenue offices are in similar locations, several of our offices will be consolidated into nearby Pinnacle locations. We anticipate our Cool Springs, Cummins Station and West End offices will be consolidated into nearby Pinnacle offices. Pinnacle plans to close their Green Hills office and consolidate into Avenue’s space. We will also retain space in Avenue’s headquarters at the Baggage Building. The planned closures will not occur prior to our systems conversions which are expected to take place late in the third quarter or early fourth quarter of 2016. We will keep you posted on these potential impacts.

•	As with any merger, there will be displaced associates due to overlapping of roles. We will do our best to provide information quickly to associates so that they understand how they are impacted. As always, we are committed to doing the right thing.

•	Pinnacle currently has open positions, planned additions as a result of the merger and normal attrition that will occur throughout the year. Pinnacle will freeze hiring wherever possible so that Avenue associates may be considered for these positions.

We realize that this information is most likely news to you as well. It is important that you communicate honestly with employees and avoid speculation. It is appropriate to say, “I don’t know yet,” if that is in fact the case.

To help you communicate, we have created an FAQ document that discusses how the merger impacts our associates, clients and shareholders. To encourage two-way communication, we will schedule several employee meetings on different topics. We will send a schedule around shortly.

In addition, Pinnacle will soon have a secure website deployed where we will provide all the latest information and updates. Employees will be given an opportunity to email questions, which will be compiled into a Frequently Asked Question section. Please encourage employees to use this valuable resource.

Associate Q&A

1.	What is the rationale for combining the two firms?

Pinnacle and Avenue are both focused on and positioned to be “Nashville’s bank.” Both firms operate with agility and a sense of pride and teamwork. It’s interesting when you look at how similar our strategies are:

•	A great culture is the foundation of a great workplace. Both Avenue and Pinnacle have been named among American Banker’s five best banks to work for in the United States - in 2015, Pinnacle was No. 3 and Avenue was No. 5. This focus has allowed the two firms to attract and develop the top financial professionals in Nashville.

•	Like Avenue, Pinnacle’s approach to creating an engaging culture (hiring the best people and being authentic, creative and personal) has fueled a high-touch service experience for clients that is much different than that of large regional banks. It’s the “wow” level of service we talk about every day.

•	Both companies believe that by engaging and empowering associates, we can create loyal clients who will generate strong shareholder returns. PNFP has been one of the highest performing bank stocks in the country since its inception in 2000.

We view this merger as an opportunity to create an even stronger bank based on the values and service cultures of two complementary companies. We believe the associates, clients and shareholders of each firm will experience immediate value as well as significant long-term upside.

For Associates:

•	I have been so proud of the culture we have created and want it to continue. Like Avenue, Pinnacle has an engaging work environment with a vision to be the best financial services firm and the best place to work in Tennessee. That’s a vision I know we can share.

•	Pinnacle and Avenue are both high-performing banks, and we believe we will gain even greater momentum together. Being a part of one of the fastest growing and highest performing banks in the United States creates a fun and exciting workplace.

•	Since all Pinnacle associates are shareholders – and Avenue associates will become shareholders – we will all benefit from the growth we anticipate this combination will bring.

•	In addition, in the combined firm all non-commissioned associates will participate in Pinnacle’s cash incentive plan, which Pinnacle believes is a key driver of the strong teamwork that has led to its rapid growth and success.

•	We can continue to be “Nashville’s bank.”

For Avenue Clients:

•	Avenue associates will continue to be involved in managing client relationships in the combined company.

•	Clients will have access to Pinnacle’s 44 offices in the state’s four largest markets, Nashville, Memphis, Knoxville and Chattanooga.

•	The combined firm will offer expanded wealth management capabilities, including trust, brokerage, investment advisory services and insurance.

•	Financial consulting and research firm Greenwich Associates honored Pinnacle with two “Best Brand” awards in 2014—one for Ease of Doing Business and the other for Trust in small business banking. The awards, which signify how easy it is to work with Pinnacle and the trust clients place in the firm, are based on customer “excellent” ratings.

•	Nashville needs a strong, locally-headquartered bank that can deploy capital and resources to ensure the continued growth and success of our community.

For Avenue Shareholders:

•	PNFP is also publicly traded on the NASDAQ Global Select Market and has been one of the best performing bank stocks in the nation since inception in the fourth quarter of 2000. In addition, the stock was up 30 percent in 2015.

•	The combined firm is also expected to provide an ongoing quarterly dividend stream. In January 2016, Pinnacle’s board declared a $0.14 per share cash dividend.

2.	What’s the next step? When will the two companies combine?

We anticipate closing the merger by late second quarter or early third quarter 2016, contingent on, among other things, regulatory approval and Avenue’s shareholders’ approval. That will technically complete the financial combination of the two firms.

Based on these projections, the system conversion would take place late in the third quarter or early in the fourth quarter of 2016. It is at the time of the system conversion that our brand, signage, etc. will become Pinnacle’s.

3.	Will there be any office closures?

Yes. Since Pinnacle and Avenue offices are in similar locations, several of our offices will be consolidated into nearby Pinnacle locations. We anticipate our Cool Springs, Cummins Station and West End offices will be consolidated into Pinnacle offices. Pinnacle plans to close their Green Hills office and consolidate into Avenue’s space. We will also retain space in Avenue’s headquarters at the Baggage Building.

The planned closures will not occur prior to our systems conversions which are expected to take place late in the third quarter or early fourth quarter of 2016. We will keep you posted on these potential impacts.

4.	How does this affect me and my job?

Initially and for some period of time, today’s announcement will have no impact on your current responsibilities. We all need to stay focused on delivering excellent service and answering any client questions or concerns.

The hardest part of my job today is to tell you that some positions will not be required after the merger is complete. There is some duplication of roles, especially in operational and administrative areas. We are also consolidating offices, so we expect we will have some displaced associates.

5.	When will we know which jobs will be eliminated?

Pinnacle plans to notify, no later than February 8th, any Avenue associate whose position will be impacted. It is not anticipated that any positions will be eliminated until after the merger is closed. In fact, most position eliminations will not occur until systems conversions have taken place and stabilized in the third or fourth quarter of 2016.

That being said, Pinnacle currently has open positions, planned additions as a result of the merger and normal attrition that will occur throughout the year. Pinnacle will freeze hiring wherever possible so that interested Avenue associates may be considered for these positions.

6.	Will severance packages be available?

At this time, severance/retention plans have not been finalized. But in general, we believe that displaced associates will be eligible to receive severance pay equal to one month of pay for every year of service at Avenue with a minimum of two months’ pay and a maximum of six months. These bonuses will serve both as a severance benefit to assist during a job transition period and as an incentive to stay and work effectively until the position is actually eliminated. Any accrued but unused vacation will also be paid.

Each associate will receive a communication regarding their specific retention amount no later than February 8, 2016.

7.	How does this affect my healthcare benefits?

Our current plan will remain in effect until Dec. 31, 2016. We will go onto the Pinnacle health plan in January 2017.

There almost certainly will be some changes in the healthcare plan. Your expectation should be that you will continue to have a program that provides access to quality physicians and hospitals at a fair and affordable price for you. Our preliminary review shows that our plans are very comparable and in many cases, Pinnacle’s plan will be less expensive for Avenue associates.

8.	How does this impact Avenue’s 2016 bonus plan? When will we change to Pinnacle’s compensation model?

We will continue on the Avenue compensation and incentive plans through 2016. Associates who continue with the combined firm will join the Pinnacle plan on Jan. 1, 2017.

9.	What is Pinnacle’s approach to compensation?

Some important compensation philosophies guide any modifications to compensation plans for Avenue’s associates who will continue with the combined company.

•	All non-commissioned Avenue associates will ultimately be included in Pinnacle’s annual cash incentive plan in 2017. Avenue associates will participate in a separate compensation plan based on retention bonuses during 2016 to encourage staying with Pinnacle during the transition. They will migrate to Pinnacle’s standard annual cash incentive plan in 2017.

•	All associates will be included in Pinnacle’s equity-based compensation plan beginning in 2016. Approximately $200 million in value has been created for Pinnacle’s associates as a result of the firm’s stock awards as of Dec. 31, 2015.

•	Pinnacle’s commitment is to provide a salary administration program built on fairness.

•	The primary focus of Pinnacle is to make sure what it pays associates is fair in relationship to job responsibilities, market comparisons and performance.

•	Motivation to achieve superior results comes by linking an associate’s pay to his or her performance.

Given the inclusion of all non-commissioned associates in Pinnacle’s annual cash incentive plan and all associates in Pinnacle’s equity-based incentive plan, most associates are expected to have the opportunity for increased total compensation under the Pinnacle plan.

10.	How does Pinnacle’s incentive plan work?

Pinnacle has worked hard to build a “principle-centered” firm. Three very important values that influence all decisions, but that are particularly important in shaping Pinnacle’s incentive plan, are results, partnership and fairness. Here’s how the plan works:

•	Every non-commissioned associate is included in the incentive plan.

•	Each associate is assigned an incentive tier, which is a percentage of their base salary.

•	If the criticized and classified asset to capital ratio for the firm is less than a predetermined target, then all associates who have been rated “meets expectations” or better are eligible to receive their targeted incentive compensation. This ratio is used because it is one of the best predictors of whether poor loans are being booked to escalate current earnings but could jeopardize the future earnings of the firm. Pinnacle simply cannot afford poor loan quality.

•	If the firm hits its predetermined earnings per share (EPS) and revenue targets, all associates receive their target award.

•	If the firm hits the BHAG (Big Hairy Audacious Goal), all associates would receive more than their target awards.

•	If the firm falls short of the revenue or EPS targets, all associates would receive less than target awards.

•	Should performance fail to achieve minimum targets for both EPS and revenue, associates would receive no annual cash incentive.

This incentive approach creates:

•	Results. Incentives are only paid if the firm achieves the desired results expressed as loan quality, revenue and earnings per share.

•	Partnership. There is no arguing about whose client it is. There is no arguing about who should get the “commission.” There is no arguing about who should take the charge-off. Everyone needs to get the fees and service charges collected. No one gets paid unless everyone gets paid.

•	Fairness. We will only hit the very aggressive performance targets we set for ourselves if everyone gives 100%. Therefore, what could be more fair than including everyone in the incentive payout?

11.	What about my 401(k) plan?

Pinnacle’s associates broadly participate in Pinnacle’s 401(k) plan, which today is structured such that the employer matches 100% of the first 4% contributed by the associate. The employer contribution is matched each pay period and is immediately 100% vested. Certainly a 401(k) plan will continue to be available to all Avenue associates following the merger with Pinnacle. We will update you at least monthly on when the Avenue plan will be rolled into Pinnacle’s 401(k).

12.	Will any of our titles change?

Yes. While we don’t yet know how, we do know that Pinnacle’s titles are different. A few examples you will soon encounter include:

Traditional Title	Pinnacle Title
Commercial Banker	Financial Advisor
Business Banker	Financial Advisor
Private Banker	Financial Advisor
Mortgage Loan Originator	Mortgage Advisor
Mortgage Closing Specialist	Mortgage Advisor Assistant

13.	How will the firm’s leadership be affected by the merger?

Key Avenue leadership will have roles at Pinnacle Financial Partners:

•	Ron Samuels will continue with the firm as Vice Chairman of Pinnacle’s board and serve on the firm’s Senior Leadership Team.

•	Kent Cleaver will serve on the firm’s Senior Leadership Team and be an Executive Vice President.

•	Andy Moats will serve on the firm’s Leadership Team, lead the firm’s music industry group and be an Executive Vice President.

•	Marty Dickens, David Ingram and Joe Galante are expected to serve on Pinnacle’ s board.

14.	Will we convert Avenue’s operations to Pinnacle’s systems?

We have reviewed the system capabilities of the two companies. It is our intention to convert Avenue’s to Pinnacle’s systems late in the third quarter or early fourth quarter of 2016.

15.	Who from Avenue will be involved in the integration planning?

Kent Cleaver, Avenue’s President and Chief Operating Officer, and Pinnacle’s Chief Administrative Officer, Hugh Queener, will work to determine who from Avenue will need to be included on the integration team.

16.	Do Avenue and Pinnacle share the same credit discipline?

Many of the Avenue bankers have previously worked at the same regional banks that Pinnacle’s financial advisors came from. Since we all “cut our teeth” at the same regional banks, we expect to speak the same language in underwriting credit, which will help the integration process go smoothly. While we expect the integration of the two credit cultures to be relatively smooth, the combined company can only have one method or process. Therefore, the process of converting to one operating standard will no doubt require some changes for Avenue associates. In general, we will continue Pinnacle’s approach to loan approval, the basic tenets of which are:

•	Signature system (personal accountabilities; no credit committee)

•	Limited individual authorities

•	An ability to get relatively large deals done quickly with local market lenders

•	Additional “credit administration” signature approval on larger deals

•	Speedy response to clients with ability to finalize credit documentation within 30 days after the approval

17.	How do we respond to people in the community who are disappointed that we will no longer be Avenue?

The vision is still the same – to be Nashville’s bank. Although we will lose the Avenue identity, the core of what made this company what it is today will remain intact. We will continue to invest in creating a great workplace and serving our clients with a commitment to excellence.

We will still be a part of a local bank. Our increased size and scale will provide increased lending limits for our clients without sacrificing local decision-making. The combined firm will also offer expanded wealth management capabilities, including trust, brokerage, investment advisory services and insurance.

Ultimately, Nashville is getting a local bank with even greater size, scale and consequence.

18.	What is Pinnacle’s philosophy regarding community involvement and support?

Each year Pinnacle budgets for community contributions in each market based on asset size. Part of the integration process will be to look at what Avenue is currently doing in community contributions. Pinnacle’s decision process starts with asking associates to request contributions for causes they are involved in and support. These requests get priority consideration. In our overall giving, Pinnacle supports four major categories:

•	Education

•	Health & Human Services

•	Arts

•	Economic Development

19.	What will happen to The Hummingbirds?

Pinnacle is excited to add our level of talent – especially musically.

Additional Information and Where to Find It

In connection with the proposed merger, Pinnacle Financial Partners, Inc. (“Pinnacle”) intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) to register the shares of Pinnacle’s common stock that will be issued to shareholders of Avenue Financial Holdings, Inc. (“Avenue”) in connection with the proposed merger. The registration statement will include a proxy statement/prospectus (that will be delivered to Avenue’s shareholders in connection with their required approval of the proposed merger) and other relevant materials in connection with the proposed merger.

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, AVENUE AND THE MERGER.

Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 150 3rd Avenue South, Suite 980, Nashville, TN 37201, Attention: Investor Relations (615) 744-3742 or Avenue Financial Holdings, Inc., 111 10th Avenue South, Suite 400, Nashville, TN 37203, Attention: Investor Relations (615) 252-2265.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Pinnacle and Avenue, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Avenue in respect of the proposed merger. Certain information about the directors and executive officers of Pinnacle is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 25, 2015 and its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on March 10, 2015, and its Current Reports on Form 8-K, which were filed with the SEC on June 18, 2015, July 27, 2015, August 5, 2015 and September 3, 2015. Certain information about the directors and executive officers of Avenue is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 30, 2015, its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 30, 2015. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents filed with the SEC when they become available.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this communication are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking including statements about the benefits to Pinnacle and Avenue of the proposed merger, Pinnacle’s future financial and operating results (including the anticipated impact of the proposed merger on Pinnacle’s earnings and tangible book value) and Pinnacle’s and Avenue’s plans, objectives and intentions. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle and Avenue to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, (1) the risk that the cost savings and any revenue synergies from the proposed merger may not be realized or take longer than anticipated to be realized, (2) disruption from the proposed merger with customers, suppliers or employee relationships, (3) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (4) the risk of successful integration of the two companies’ businesses, (5) the failure of Avenue’s shareholders to approve the proposed merger, (6) the amount of the costs, fees, expenses and charges related to the proposed merger, (7) the ability to obtain required governmental approvals of the proposed terms of the merger, (8) reputational risk and the reaction of the parties’ customers to the proposed merger, (9) the failure of the closing conditions to be satisfied, (10) the risk that the integration of Avenue’s operations with Pinnacle’s will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by Pinnacle’s issuance of additional shares of its common stock in the merger and (13) general competitive, economic, politics of and market conditions. Additional factors which could affect the forward looking statements can be found in Pinnacle’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, or Avenue’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with or furnished to the SEC and available on the SEC’s website at http://www.sec.gov. Pinnacle and Avenue disclaim any obligation to update or revise any forward-looking statements contained in this communication which speak only as of the date hereof, whether as a result of new information, future events or otherwise.